UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 28, 2018 (February 26, 2018)

Shell Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-36710	46-5223743
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Dairy Ashford Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 337-2034

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On February 26, 2018, John H. Hollowell, a member of the Board of Directors (the “Board”) of Shell Midstream Partners GP LLC (the “General Partner”), the general partner of Shell Midstream Partners, L.P. (the “Partnership”), announced his intention to resign from the Board, effective March 31, 2018. There were no disagreements between Mr. Hollowell and the General Partner, the Partnership or any officer or director of the General Partner which led to Mr. Hollowell’s decision to resign.

Appointment of Vice President — Commercial

On February 26, 2018, the Board appointed Steve Ledbetter as Vice President — Commercial of the General Partner effective April 1, 2018.

Mr. Ledbetter, age 42, is a 19-year Royal Dutch Shell plc (“Shell”) executive with deep financial and operational management experience. Mr. Ledbetter served as the President of Jiffy Lube International (“Jiffy Lube”), a wholly owned subsidiary of Shell, from 2013 to 2018. Prior to his role as President of Jiffy Lube, Mr. Ledbetter served as Director of Key Accounts for Shell’s Consumer Lubricants business (“Lubricants”) for North America from 2010 to 2013 where he was responsible for large platform multi-site business development throughout North America. From 2009 to 2010, he worked as Deal Manager setting strategy and negotiating large platform deals for the route to market for the Lubricants business in North America. In 2007, Mr. Ledbetter was North American Consumer Finance Manager for Lubricants, responsible for the financial support and economic assurance of the business. In 2004, he became a member of the leadership team for Shell’s Puget Sound Refinery in Anacortes, Washington, accountable for finance and procurement activities of the site. From 1999 to 2004, Mr. Ledbetter held various roles in Shell’s pipeline business, including financial support to the business, Treasurer of several joint ventures, business planning and accounting. Prior to joining Shell, Mr. Ledbetter was a facility cost analyst with United States Gypsum Company based in Texas.

Mr. Ledbetter holds a bachelor’s degree in Finance from Texas A&M University. The Partnership believes that Mr. Ledbetter’s extensive experience across a wide range of strategy, finance, commercial deal structuring, business transformation and business leadership makes him well qualified to serve as an executive officer.

Mr. Ledbetter was not appointed pursuant to any arrangement or understanding with any other person, and there are no transactions with Mr. Ledbetter that would be reportable under Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 26, 2018, the General Partner executed Amendment No. 1 (the “Amendment”) to the Partnership’s First Amended and Restated Agreement of Limited Partnership dated November 3, 2014, in response to changes to the Internal Revenue Code enacted by the Bipartisan Budget Act of 2015 relating to partnership audit and adjustment procedures.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On February 27, 2018 the Partnership issued a press release announcing that its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 was filed today with the Securities and Exchange Commission. The press release is being furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information provided in this Item 7.01 (including the press release furnished as Exhibit 99.1) shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, nor shall it be incorporated by reference in any filing made by the Partnership pursuant to the Securities Act, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits.

(d) (Exhibits)

Number	Description

3.1	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Shell Midstream Partners, L.P. dated February 26, 2018

99.1	Press Release dated February 27, 2018, issued by Shell Midstream Partners, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELL MIDSTREAM PARTNERS, L.P.

By:	Shell Midstream Partners GP LLC, its general partner

By:	/s/ Lori M. Muratta
Lori M. Muratta
Vice President, General Counsel and Secretary

Date: February 28, 2018